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                                                                     EXHIBIT 8.1



                              LIST OF SUBSIDIARIES

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
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                           NAME                                       JURISDICTION OF INCORPORATION
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
       Shanghai Eastern Airlines Investment Co., Ltd.                 The People's Republic of China
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          China Eastern Airlines Jiangsu Co., Ltd.                    The People's Republic of China
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         Shanghai Eastern Flight Training Co., Ltd.                   The People's Republic of China
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              Eastern Airlines Hotel Co., Ltd.                        The People's Republic of China
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               China Cargo Airlines Co., Ltd.                         The People's Republic of China
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            Shanghai Eastern Logistics Co., Ltd.                      The People's Republic of China
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